(Central Fidelity Logo)

THE CENTRAL FIDELITY STOCK PURCHASE PROGRAM ENROLLMENT FORM

Please print all items except signatures. Questions? Call (804) 697-6836 or toll free 1-800-293-CFBS (2327) from 9 a.m. to 5 p.m. Eastern Time, Monday through Friday. Return your completed Enrollment Form in the postage-paid envelope provided.

If you currently own Central Fidelity Banks, Inc. stock registered in your name, begin with section A. If you are investing in Central Fidelity for the first time, begin with section B.

A. Existing Shareholder Options

Please check one or more boxes below only if you currently own Central Fidelity Banks, Inc. stock registered in your name(s) and wish to enroll in the Program. If you do not wish to enroll in the Program at this time, it is not necessary to return this form.

( ) I wish to establish monthly automatic debits. (Proceed to and complete sections E and H)

( ) I wish to make a cash payment. Enclosed is a check or money order for $_____ ($25 minimum-$10,000 maximum per month) made payable to "Central Fidelity Stock Purchase Program". (Proceed to and complete section H)

( ) I wish to change my dividend payment option. (Proceed to and complete sections F and H)

(  ) I wish to deposit the following stock certificate(s) cert # _______, cert #
     _______ and cert # _______ in the Program. Each registered holder must sign the back of the certificate(s) and return it to us in the envelope provided. (Proceed to and complete section H)

B. Enrolling In The Program

Please check one or more boxes and provide the requested information.

( ) I wish to enroll by making an initial cash investment. Enclosed is a check or money order for $______ ($100 minimum, $10,000 maximum per month) made payable to "Central Fidelity Stock Purchase Program". (Proceed to and complete sections C, D, F and H; section G is optional)

( ) I wish to enroll through monthly automatic account debits. (Proceed to and complete sections C, D, E, F, G and H)

C. Account Registration

Type of account: Please check one box and provide all requested information.

(   ) Individual Ownership. You alone own the shares.

_____________________________________________           ___-__-____
Owner's First Name, Middle Initial, Last Name          Owner's Social
                                                       Security Number

(  ) Joint Ownership. For joint accounts please check the appropriate box below.
     Only one Social Security Number is required for tax reporting.

( ) Joint Tenancy with Right of Survivorship-You and one or more persons own an individual interest in the shares with right of survivorship.

( ) Tenants by Entireties-You and your spouse own an undivided interest in the shares with right of survivorship.

( ) Tenants in Common-You and one or more persons own an undivided interest in the shares without survivorship.

_____________________________________________            ___-__-____
Owner's First Name, Middle Initial, Last Name           Owner's Social
                                                        Security Number

___________________________________________________          ___-__-____
Joint Owner's First Name, Middle Initial, Last Name      Joint Owner's Social
                                                            Security Number

(  ) Custodial. A minor is the beneficial owner of the account with an adult
     Custodian managing the account until the minor becomes of age, as specified in the Uniform Gift/Transfers to Minors Act in the state indicated.

_________________ as custodian for _______________ under the __________________
Name of Custodian                   Name of Minor              Name of State*

Uniform Transfers/Gifts to Minors Act. ( ) ( ) ( )  ( ) ( )  ( ) ( ) ( ) ( )
                                          Minor's Social Security Number

( ) Trust. Account is established in accordance with provisions of a trust agreement.

_______________        _______________       __________          _________
  Trustee(s)             Beneficiary         Trust Date        Tax ID Number

A Social Security Number may be used only for a revocable trust in which the trustor, the beneficiary and the trustee (or one of the co-trustees) are the same person. All other trusts must have a Tax ID Number.

(  ) Corporation, Partnership, or Other Entity. Please provide a copy of the
     Corporate Resolution, Partnership certificate or similar document.

_______________             _____________           ________________
Legal Name                  Tax ID Number           Type of Business

D. Shareholder Mailing Address

____________________________________    _________________________________
       Street Address                          City, State, Zip

Please provide your day and evening phone numbers to assist us in processing your enrollment.

Daytime Phone: (  ) __________ Evening Phone: (  ) __________

E. Automatic Account Debit Authorization

Please check one or more boxes below.

( ) I authorize Central Fidelity National Bank to debit $________ from my ( ) checking account or ( ) savings account on the 5th of each month to invest in Central Fidelity Common Stock.

( ) I authorize Central Fidelity National Bank to debit $________ from my ( ) checking account or ( ) savings account on the 20th of each month to invest in Central Fidelity Common Stock.

The financial institution where the debit will occur is
_________________________  _____________________
Name                       City and State

and my account number to be debited is __________________________________

**You must attach a voided check or deposit slip showing the account number and financial institution of the deposit account to be debited. (The total monthly deduction may be as little as $25 but may not exceed $10,000)

If the deposit account is in the name other than the registered holder as indicated in section C, the deposit account owner(s) must sign below to authorize the withdrawal.

(x)___________________ _____  _____________________ _____
   Signature           Date   Signature             Date

F. Dividend Payment Options

You may choose to reinvest all, a portion, or none of the dividends paid on Central Fidelity stock registered in your name and held for you under the Program. Please check one box and provide the requested information.

( ) Reinvest dividends on all shares of Central Fidelity stock registered in my name and all Central Fidelity stock held in my Program account.

( ) I would like the dividends on _______ shares reinvested and the balance in cash. (See section G)

(  ) No dividend reinvestment at this time. (See section G)

G. Direct Deposit Of Cash Dividends

If you would like the convenience of direct deposit of your cash dividends to your deposit account, please check the box below. Otherwise you will receive your payment by check.

( ) I authorize Central Fidelity to directly deposit dividends payable on my shares of Central Fidelity Banks, Inc. stock to my

(  ) Checking account

(  ) Savings account
     (You must attach a voided check or deposit slip showing the deposit account to be credited.)

The financial institution where the credit will occur is

_________________________  _________________
Name                       City and State

and my account number to be credited is ______________________________________

If funds to which I am not entitled are deposited to my account, I authorize Central Fidelity National Bank to direct my financial institution to return such funds.

H. Signatures

By signing below, I acknowledge receipt of the prospectus describing the Central Fidelity Stock Purchase Program and agree to all the terms and conditions therein. Any information in this Enrollment Form or any authorization contained herein may be revoked or changed only by written notice received by Central Fidelity National Bank.

Under penalties of perjury, I also certify that: a) The number shown on this form is my/our current Social Security Number or Taxpayer ID Number, and b) I am not subject to backup withholding, either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (Check this box
( ) if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on you tax return).

BY SIGNING BELOW, I ACKNOWLEDGE THAT INVESTMENTS IN COMMON STOCK UNDER THIS PROGRAM ARE NOT BANK DEPOSITS, ARE NOT FDIC INSURED, ARE NOT OBLIGATIONS OF OR GUARANTEED BY A BANK AND INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

(In the case of joint accounts, all owners must sign.)

(x) ___________________ _____ (x) ______________________ _____
    Signature           Date      Signature              Date

___________________________________   ________________________________________

(Title Central Fidelity Logo)
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CENTRAL FIDELITY NATIONAL BANK




ATTN STOCK TRANSFER DEPARTMENT
POST OFFICE BOX 27602
RICHMOND VIRGINIA 23286-8711